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                                                                    EXHIBIT 21.1

                        List of Registrant's Subsidiaries

            Iron Dynamics, Inc. (Indiana) (100%)
            SDI Investment Company (Delaware) (100%)
            Omni Dynamic Aviation, LLC (Indiana) (50%)
            Paragon Steel Trading Co., Inc. (Indiana) (50%)
            New Millennium Building Systems, Inc. (Indiana) (46-1/2%)